EXHIBIT 31(d)

CERTIFICATION

I, Brian M. Pribyl, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of National Western Life Group, Inc. for the year ended December 31, 2023; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Brian M. Pribyl
Brian M. Pribyl
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: April 29, 2024